UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2017

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(503) 498-3547
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 14, 2017, FLIR Systems, Inc. (the “Company”) issued a news release announcing (i) its financial results for the quarter and year ended December 31, 2016, (ii) outlook for revenue and earnings per share for the year ending December 31, 2017, (iii) the declaration of a quarterly dividend, and (iv) the authorization by the Company’s Board of Directors to repurchase up to 15 million shares through February 8, 2019.

The news release issued February 14, 2017 is furnished herewith as Exhibit 99.1 to this Report, and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act.

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERATIN OFFICERS

On February 14, 2017 the Company announced that Andrew C. Teich, its President, Chief Executive Officer and a member of its Board of Directors, plans to retire as soon as his successor is appointed.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

99.1	News release issued by FLIR Systems, Inc. dated February 14, 2017 announcing its financial results for the quarter and year ended December 31, 2016.

99.2	News release issued by FLIR Systems, Inc. dated February 14, 2017 announcing the retirement of the Company’s CEO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 14, 2017.

FLIR SYSTEMS, INC.
(Registrant)

By     /s/ Amit Singhi
Amit Singhi
Senior Vice President, Finance
and Chief Financial Officer